UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 104 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2020, Document Security Systems, Inc. (“DSS” or the “Company”) and Frank D. Heuszel, the Chief Executive Officer (the “CEO”) of the Company, entered into an employment agreement (the “2021 Employment Agreement”), effective January 1, 2021. Pursuant to the 2021 Employment Agreement, Mr. Heuszel shall continue to serve as the CEO of the Company for a term of three years, commencing on January 1, 2021, and receive an annual base salary of $260,000. In addition, Mr. Heuszel shall be entitled to receive an annual common stock bonus under the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan. The value of the stock bonus shall be the sum of: i) 1% of the increase (if any) in consolidated gross sales revenue for the relevant fiscal year over the prior fiscal year, except that such amount shall be deemed zero if such increase is less than 10%; plus ii) 3% of the increase (if any) in consolidated income before income taxes (plus intangible asset amortization) for the relevant fiscal year over the prior fiscal year, except that such amount shall be deemed zero if such increase is less than 10%; provided that the value of the annual stock bonus will be capped at the amount of Mr. Heuszel’s base salary. The number of shares of common stock to be issued shall be based on the volume weighted average price of the Company’s common stock on its principal trading market for the ten (10) trading days immediately preceding the issuance of the stock bonus.

The 2021 Employment Agreement also provides that Mr. Heuszel shall be entitled to receive four weeks of paid vacation time, health insurance, reimbursements for business expenses and other benefits available for executive employees of the Company. The Company may terminate this 2021 Employment Agreement without Cause (as defined therein) or Mr. Heuszel may terminate this Agreement without Good Reason (as defined therein) with 90-day advance notice to the other party. The 2021 Employment Agreement also contains certain non-competition, non-solicitation and confidentiality provisions.

On November 13, 2020, the Company and Mr. Heuszel also executed an amendment (the “2020 Amendment”) to Mr. Heuszel’s employment agreement (the “2019 Employment Agreement”) dated August 27, 2019, pursuant to which the term of the 2019 Employment Agreement was extended to December 31, 2020 and the calculation of Cash Bonus (as defined therein) was adjusted and redefined for the three six-month periods ended or ending December 31, 2019, June 30, 2020 and December 31, 2020 to reflect certain changes in the business of the Company that occurred in 2019 and 2020. In accordance with the 2020 Amendment, Mr. Heuszel shall be entitled to receive a cash bonus of up to $165,000 per annum, which, subject to the cap, shall be the sum of i) 3% of the increase (if any) in the combined consolidated gross sales revenue of the Company’s subsidiaries, Premier Packaging Corporation and DSS Digital Inc. and its subsidiaries (“DSS Digital Group”) for the relevant six-month period over the corresponding period in the prior fiscal year; plus ii) 5% of the increase (if any) in consolidated income before income taxes (plus intangible asset amortization) of Premier Packaging Corporation and DSS Digital Group for the relevant six-month period over the corresponding period in the prior fiscal year. (The foregoing revenue and income calculations shall not include any increases or decreases resulting from any new line of business, acquisition or merger, or of the intellectual property monetization line of business.)

On November 12, 2020, the compensation committee of the Company’s board of directors unanimously approved the form of the 2021 Employment Agreement and form of 2020 Amendment. The foregoing descriptions of the 2021 Employment Agreement and 2020 Amendment do not purport to be complete and are qualified in their entirety by reference to the 2021 Employment Agreement and 2020 Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	2021 Employment Agreement entered by and between the Company and Frank Heuszel on November 13, 2020
10.2	2020 Amendment entered by and between the Company and Frank Heuszel on November 13, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: November 19, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer